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                                                                     EXHIBIT 4.6


                      SUPPLEMENTAL INDENTURE AGREEMENT

         THIS SUPPLEMENTAL INDENTURE AGREEMENT is made and entered into this 14th day of February, 1997, by and between SPORTS & RECREATION, INC., a Delaware corporation ("PREDECESSOR"), and Sports & Recreation Reincorporation, Inc. (subsequently referred to as JumboSports Inc. upon consummation of the name change and reincorporation (the "Reincorporation Transaction") as specified in the Plan and Agreement of Merger, as defined below), a Florida corporation ("SUCCESSOR"). Unless specifically defined herein, all capitalized terms shall have the meanings ascribed to them in the Original Indenture (as defined below).


                              W I T N E S S E T H:

         WHEREAS, PREDECESSOR and SUCCESSOR have entered into that certain Plan and Agreement of Merger dated April 23, 1996, as amended on December 13, 1996 (the "Plan and Agreement of Merger"), whereby PREDECESSOR has agreed to merge with and into SUCCESSOR and SUCCESSOR has agreed to merge with PREDECESSOR and emerge as the surviving entity, said Plan and Agreement of Merger, attached hereto as Exhibit A, being incorporated by reference and made a part hereof as if fully set forth herein;

         WHEREAS, PREDECESSOR executed that certain Trust Indenture (the "Original Indenture") related to the public offering of those certain 4-1/4% Convertible Subordinated Notes Due 2000 (the "Securities").

         WHEREAS, in accordance with Section 801 of the Original Indenture, PREDECESSOR desires to expressly assume by this SUPPLEMENTAL INDENTURE AGREEMENT, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of that certain Original Indenture on the part of PREDECESSOR to be performed or observed and shall provide for conversion rights in accordance with Section 1211 of said Original Indenture.

         NOW, THEREFORE, in consideration of the premises, which shall be deemed an integral part of this Agreement and not as mere recitals hereto, and in consideration of the mutual covenants, agreements and undertakings contained herein and in the above-referenced Plan and Agreement of Merger and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as follows:

         SUCCESSOR, on behalf of itself and its successors and assigns, does hereby for itself, themselves, their respective successors and assigns expressly assume, by this SUPPLEMENTAL INDENTURE AGREEMENT, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of that certain Original Indenture on the part of PREDECESSOR to be performed or observed and shall provide for conversion rights in accordance with Section 1211 of said Original Indenture. Specifically, that the Holder of each Security then outstanding and such Person shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1201 of the Original Indenture, to convert such Security only into the kind and amount of securities, cash and other property receivable, if any, upon completion of the Reincorporation Transaction by a holder of the number of shares of Common Stock of PREDECESSOR into which such Security might have been converted immediately prior to the Reincorporation Transaction, subject to the limitations of Section 1211 of said Original Indenture.

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         This SUPPLEMENTAL INDENTURE AGREEMENT binds SUCCESSOR, its successors and assigns, and the benefits and advantages of this SUPPLEMENTAL INDENTURE AGREEMENT shall inure to the benefit of PREDECESSOR, its successors and assigns and the Indenture Trustee, its successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                       SPORTS & RECREATION, INC.

WITNESSES:

/s/ Kimberly Aaron
----------------------                 By: /s/ Stephen Bebis
/s/ Susan L. Jump                        --------------------------------
----------------------                    Stephen Bebis, President



                                             "PREDECESSOR"


                                       Sports & Recreation Reincorporation, Inc.
                                       (JumboSports Inc. upon consummation of
                                       the (the Reincorporation Transaction)

                                             "SUCCESSOR"


/s/ Kimberly Aaron
----------------------                 By: /s/ Stephen Bebis
/s/ Susan L. Jump                        --------------------------------
----------------------                    Stephen Bebis, President



                                       THE BANK OF NEW YORK, Successor to
                                       Barnett Banks Trust Company, National
                                       Association

/s/ Mark C. Baker
----------------------                 By: /s/ Sharon L. Atkinson
/s/ Tamara L. Dixon                       --------------------------------
----------------------                    Sharon L. Atkinson, its authorized
                                          agent



                                             "TRUSTEE"





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